Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in registration statements No. 333-142077, No. 333-124611, No. 333-08634, No. 333-08636, No. 333-64296, No. 33-19981 on Forms S-8 of CPI Corp. of our report dated May 26, 2006 (with respect to Note 2 June 15, 2006) relating to the financial statements of Portrait Corporation of America, Inc., and subsidiaries for the year ended January 29, 2006 included in this Amendment No. 1 to the Current Report on Form 8-K/A of CPI Corporation.

/s/ Eisner LLP
Eisner LLP

New York, New York
June 28, 2007